Exhibit 3.6

AMENDED AND RESTATED

BY-LAWS

OF

LYONDELL CHEMICAL COMPANY

ADOPTED AS OF DECEMBER 20, 2007

AMENDED AND RESTATED
BY-LAWS
OF
LYONDELL CHEMICAL COMPANY

ARTICLE 1.

Registered and Other Offices

Section 1.1  Registered Office.  The registered office shall be established and maintained at 2711 Centerville Road, Suite 400, City of Wilmington 19808, Delaware in the County of New Castle.

Section 1.2  Other Offices.  The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE 2.

Meetings of Stockholders

Section 2.1  Annual Meetings.  Annual meetings of stockholders for the election of directors and for the transaction of any other proper business shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the Corporation in Delaware on the third Tuesday in March.

If the date of the annual meeting shall fall upon a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect the Board and may transact such other corporate business as shall be stated in the notice of the meeting.

Section 2.2  Special Meetings.  Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of any director or of those stockholders owning at least fifty percent (50%) of the capital stock of the Corporation issued, outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting. Special meetings of the stockholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

Section 2.3  Notice of Meetings.  Written notice, stating the place, date and time of any annual or special meeting, and the general nature of the business to be considered at such meeting, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 2.4  Quorum.  Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority in interest of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders present in person or by proxy and entitled to vote thereat, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present at an adjourned meeting. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Unless a new record date is fixed, only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof. However, if the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed, a notice of the adjournment meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.5  Voting.  Each stockholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period. All elections for directors shall be decided by majority vote, and all other questions shall also be decided by majority vote except as otherwise provided by in the Certificate of Incorporation or the laws of the State of Delaware.

Section 2.6  Stockholder List.  The officer who has charge of the stock ledger of the Corporation shall at least ten (10) days before each meeting of stockholders prepare a complete alphabetical addressed list of the stockholders entitled to vote at the ensuing meeting, with the number of shares held by each. Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

Section 2.7  Business Transacted.  No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat

Section 2.8  Action Without a Meeting.  Except as otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the holders of the outstanding voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE 3.

Directors

Section 3.1  Powers.  The business of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these By-Laws specifically reserved to the stockholders.

Section 3.2  Number and Term; Vacancies.   The number of directors shall be as determined from time to time by a vote of the Board. Each director shall be elected to serve until his successor shall be elected and shall qualify, unless such director resigns or is removed prior thereto. When a seat on the Board becomes vacant or unfilled whether by reason of death, resignation, removal, increase in the authorized number of directors or otherwise, such vacancy or vacancies may be filled by the remaining director or directors, although less than a quorum.

Section 3.3  Resignations.  Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless otherwise specified therein.

Section 3.4 Removal.  Removal shall take place in accordance with the General Corporation Law of the State of Delaware.

Section 3.5  Meetings; Place and Time.  The Board may hold meetings, both regular and special, either within or without the State of Delaware, as it may from time to time determine.

Section 3.6  Regular Annual Meeting.  A regular annual meeting of each newly elected Board shall be held immediately following the annual meeting of stockholders at the same place or at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum of such Board shall be present.

Section 3.7  Other Regular Meetings.   Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be agreed upon by a majority of the members of the Board.

Section 3.8  Special Meetings; Notice.  Special meetings of the Board may be called by the President on more than five (5) days’ notice to each director, either personally or by fax, telex, telegram or cable; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors. Notice of a meeting need not be given to any director who submits a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

Section 3.9  Quorum.  At all meetings of the Board, a majority of the members of the Board shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members of the Board present at any meeting at which there is a quorum shall be necessary for the approval of any action of the Board, except as may be otherwise specifically provided by statute, or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.10  Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.11  Telephone Meetings.  Members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.12  Compensation of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board shall have the authority to fix the compensation of directors. By resolution of the Board, the directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.13  Committees of Directors.  The Board may, by resolution passed by a majority of the members of the Board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent, authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board as provided by applicable law, fix the designations and the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of shares of the Corporation or fix the number of shares or any series of shares or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under applicable law, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these By-Laws; and, unless the resolution, these By-Laws, or Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of shares or to adopt a certificate of ownership and merger pursuant to applicable law. Each such committee shall be terminated by the Board at such time as the Board may determine.

ARTICLE 4.

Officers

Section 4.1  Officers.  The officers of the Corporation shall be a President, and a Secretary, shall be elected by the Board and shall hold office until their successors are elected and qualified, unless such officers resign or are removed prior thereto. In addition, the Board may elect one (1) or more Vice-Presidents and such Assistant Secretaries and Treasurers and Assistant Treasurers as it may deem proper. None of the officers of the Corporation need be stockholders. The officers shall be elected at the first meeting of the Board after each annual meeting. Two (2) or more offices may be held by the same person, except the offices of President and Secretary, unless the Certificate of Incorporation or these By-Laws otherwise provide.

Section 4.2  Other Officers and Agents.  The Board may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board.

Section 4.3  President.  The President shall be the chief executive officer of the Corporation. The President shall preside at all meetings of the stockholders and of the Board. Except as the Board shall authorize the execution thereof in some other manner, he/she shall execute bonds, mortgages, and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

Section 4.4  Vice-Presidents.  If Vice-Presidents be elected, they shall have such powers and shall perform such duties as shall be assigned to them by the Board.

Section 4.5  Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He/she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board or the President, taking proper vouchers for such disbursements. He/she shall render to the President and Board at the regular meetings of the Board, or whenever they may request it, an account of all his/her transactions as Treasurer and of the financial condition of the Corporation.

Section 4.6  Secretary.  The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices on behalf of the Corporation required by law or by these By-Laws, and in case of his/her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, the Board or the stockholders, upon whose request the meeting is called or the notice is requested. He/she shall record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose. He/she shall keep in safe custody the seal of the Corporation, and when authorized by the Board, shall affix the same to any instrument requiring it, and when so affixed, it shall be attested by his/her signature or by the signature of any Assistant Secretary.

Section 4.7  Assistant Treasurers and Assistant Secretaries.  Assistant Treasurers and Assistant Secretaries, if any be elected, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board.

Section 4.8  Removal; Resignations; Vacancies.  Any officer elected or appointed by the Board may be removed at any time, either for or without cause, by the affirmative vote of a majority of the Board. Section 3.3 of these By-Laws shall apply similarly to resignations of officers. Any vacancy occurring in any office of the Corporation may be filled by the Board.

ARTICLE 5.

Miscellaneous

Section 5.1  Certificates of Stock.  Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the President or a Vice-President and the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him/her in the Corporation. If the Corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of such officers may be facsimiles.

Section 5.2  Lost Certificates.  The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.3  Transfer of Shares.  The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the Board may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

Section 5.4  Stockholders Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the day of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 5.5  Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of, and to hold liable for calls and assessments, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 5.6  Dividends.  Subject to the provisions of the Certificate of Incorporation, the Board may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before declaring any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purpose as the Board shall deem conducive to the interests of the Corporation, and the Board may modify or abolish any such reserve.

Section 5.7  Seal.  The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its organization and the words “CORPORATE SEAL, DELAWARE.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 5.8  Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board.

Section 5.9  Checks.  All checks, drafts, or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board.

Section 5.10  Notice and Waiver of Notice.  Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly stated, and if reasonable under the prevailing circumstances as known to the party giving such notice, any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, airmail postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed proper notice.

Section 5.11  Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only, if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. For purposes of this Article, an “agent” of the Corporation includes any person who is or was a director, officer, employee or other agent of the Corporation; or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

ARTICLE 6.

Amendments

These By-Laws may be altered, amended or repealed and new By-Laws may be made only by the affirmative vote of a majority of the Board prior to the Corporation receiving any payment for its stock. After the Corporation has received payment for any of its stock, these By-Laws may be altered, amended or repealed and new By-Laws may be made only by the affirmative vote of a majority of the stockholders of the Corporation, except as may otherwise be set forth in any agreement among the stockholders of the Corporation.